EXHIBIT 10.4

Ceiling amount security and loan contract

NXGDJZ [ ] No.

Lender:         Wuhan Xianfeng Rural Credit Cooperative

Borrower      Wuhan Fanya Peptide Material Research Ltd

Mortgager:   Wuhan Tallyho Biological Product Ltd

Upon reaching a consensus, the lender, the borrower and the mortgager hereby enter into this contract for common observance according to relevant laws and codes.

Article 1
According to the needs of the borrower and the possibility of the lender, the lender shall loan the borrower the principal amount with a ceiling amount no more than 5,000,000 CNY from 2008-01-25 to 2013-01-25 and no security for every sum of loan will be conducted within the term and the ceiling amount.

Article 2
During the foregoing term, the expiry date of every sum of loan may not exceed the expiry date as specified in Article 1. The amount, the application, the term and the interest of every sum shall be subject to corresponding receipt for such sum. The receipt forms a part of this contract and has equitable legal force.

Article 3	Security

1)
The mortgager is willing to mortgage the properties with value of 7,367,000 CNY upon appraisal (the details are given in “list of collateral”), of which he can dispose, to provide collateral to the borrower. If the borrower fails to repay the loan on schedule as agreed in the contract, the mortgagee is entitled to evaluate, auction, sell off or otherwise dispose of the collateral and acquire repayment from received amount with preference according to laws of China.

2)	The scope of security includes the principal, the interest and the expenses to implement creditor’s right.

3)	The force of the security involves the accessory things, accessory rights and the fruits incurred thereby.

4)	The security term shall start from the date of mortgage and end when all the liabilities within the security scope are paid off.

5)
The properties of collateral as listed in the List of Collateral are placed in custody of the mortgager, used, maintained and preserved by the mortgager. The certificate for property ownership is delivered to the mortgagee for custody.

6)
The collateral hereunder may not be listed into the scope of bankruptcy. When the principal & the interest of the loan and relevant expenses are paid by the cost of the collateral, the remaining part of the cost may be listed into the scope of bankruptcy.

Article 4  Undertaking of the borrower:

1)	Repay the principal and the interest of the loan on schedule.

2)	Use the load according to the agreed application.

3)	Provide the lender with true balance sheets, income statements, information on all deposit banks, accounts and balance of deposit etc monthly.

4)	Accept check and supervision by the lender on its use of loan, relevant production, operation and financial activities;

5)	Notify the lender timely for any change of legal representative, domicile of legal entity or business location and registered capital.

6)
Notify the lender in advance, identify the liabilities and determine measures of repayment in case of management system, such as contracting, leasing, merge (acquisition), split, shareholding reform, external investments.

Article 5  Undertaking of the mortgager:

1)	The mortgager enjoys the right to dispose the collateral listed herein. If the leased properties are mortgaged, the mortgagee shall be informed in written form.

2)	Ensure the safety, intactness of the collateral within the security term and bear the expenses for maintenance and preservation of the collateral.

3)
Cover for the collateral with property insurance. During the security term, the lender shall be the first beneficiary; the insurance policy shall be kept by the lender. The mortgager shall renew the insurance upon expiry of the said insurance. For any loss incurred within the insurance coverage during the term of insurance, the mortgage shall settle the claim with the said insurance and repay corresponding principal and interest of the loan. If it not sufficient to repay the principal and the interest of the loan, the mortgage shall make up for it or provide security separately.

4)
If the value of the collateral reduces during the security term due to damage, loss or other causes, the mortgager shall recover the value of the collateral or provide security with value equitable to the reduced value.

5)
The transfer of the collateral with compensation by the mortgager during the security period shall be subject to approval by the mortgagee. The payment from such transfer shall be used to pay off the debt to the mortgagee in advance or be withdrawn upon agreement with the mortgagee.

6)	Accept check and supervision by the lender on the collateral.

Article 6  Undertaking of the lender:

1)	Provide the borrower with the loan of specified amount on schedule.

2)	Preserve the certificate for property ownership. Return the certificate immediately after principal and interest of the loan are paid off.

3)	Not charge from the borrower for items other than those provided herein.

4)	Keep the documents provided by the borrower confidential.

Article 7
If the borrower can not repay the loan on schedule due to special causes, the borrower may apply for grace 30 days before expiry date of the loan upon fulfillment of relevant collateral security procedures. The repayment term may be extended upon approval by the lender and signing of grace agreement, however, the interest rate for the loan shall be determined according to accumulated term level.

Article 8  Liability for breach:

1)	Breach of the borrower:

(1)
If the borrower fails repay the principal of the loan on schedule and fails to acquire approval for a grace, additional interest at a rate of three in one thousand of daily interest rate shall be charged since the expiry date.

(2)	If the borrower fails to repay the interest of the loan, compound interest shall be charged according to relevant provisions.

(3)	If the borrow does not use the loan as specified, for the embezzled loan, additional interest at a rate of five in one thousand of daily interest rate shall be charged during the embezzlement period.

(4)
If the borrower violates the provisions in clause 3) through to clause 6) in Article 3 herein, the lender is entitled to discontinue providing of the loan not provided hereunder, reclaim the load not due.

2)	Breach of the lender

(1)
If the lender can not provide loan the borrower with the specified loan of specified amount on schedule, the lender shall reimburse penalties at a rate of three in ten thousand of daily interest rate for the amount of breach and delay.

(2)	If the certificate for property ownership is lost, the lender shall register in relevant authority at the expense of the lender until such certificate is made up.

(3)
If the lender violates clause 3) in Article 6 herein, the borrower is entitled to reject. If the lender violates clause 4) in Article 6 herein, the borrower is entitled to complaint to the People's Bank of China.

3)	Breach of the mortgager

If the mortgager violates any provisions in Article 5, the lender can not realize the right for the collateral and suffers loss accordingly; the mortgager shall be liable for compensation.

Article 9	When the lender recovers the loan upon expiry, or recover the loan in advance according to Article 8, it may directly deduct from the deposit account of the borrower.

Article 10	The registration shall be handled by the borrower or the mortgager. All appraisal, evaluation and registration necessary for the mortgage shall be at the expense of the borrower.

Article 11	Others to be agreed

Article 12	Any dispute arising from the contract shall be governed by local people’s court of the lender.

Article 13	For matters not exhausted herein, relevant national laws, codes and provisions of banks on security and loan shall be followed.

Article 14	The contract shall become effective upon stamping by the parties as of the date of mortgaging according to laws.

Article 15	The contract shall be executed in three counterparts; the borrower, the lender and the mortgager each hold one counterpart.

Borrower

Borrower: Wuhan Fanya Peptide Material Research Ltd	(seal)

Domicile: No. 20, Yucailu, Shamao Street, Hannan District

Legal representative (authorized agent): Hu Lirong	(seal)

Deposit bank and account number:
Wuhan Xianfeng Rural Credit Cooperative 200583728710024

Lender

Lender: Wuhan Xianfeng Rural Credit Cooperative	(seal)

Legal representative: Wang Hongling	(seal)

Handled by:	(seal)

Mortgager

Mortgager: Wuhan Tallyho Biological Product Ltd	(seal)

Domicile: Hannan Economic Development Zone, Wuhan

Legal representative: (authorized agent): Chen Dongliang	(seal)

Deposit bank and account number:
Wuhan Xianfeng Rural Credit Cooperative 200583408610015

Signing on:

Signing at:

Appendix of the contract:

1.	List of collateral

2.